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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each agree that the Amendment No. 6 to the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Dated:   September 30, 2002
                                  QUESTOR PARTNERS FUND II, L.P.
                                  a Delaware limited partnership

                                  By: Questor General Partner II, L.P.,
                                       its General Partner
                                  By:  Questor Principals II, Inc.
                                       its General Partner

                                  By:  /s/ Robert D. Denious
                                      -----------------------------------------
                                  Title:  Managing Director



                                  QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                                  a Delaware limited partnership

                                  By:  Questor Principals II, Inc.
                                       its General Partner

                                  By:  /s/ Robert D. Denious
                                      -----------------------------------------
                                  Title:  Managing Director



                                  QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1), L.P. a Delaware limited partnership

                                  By:  Questor Principals II, Inc.
                                       its General Partner

                                  By:  /s/ Robert D. Denious
                                      -----------------------------------------
                                  Title:  Managing Director